SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


             October 7, 2003                                     0-5940
-----------------------------------------------          ----------------------
Date of Report (Date of earliest event reported)         Commission File Number


                             TEMTEX INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                                    75-1321869
   ---------------------------------                 ---------------------
   (State or other jurisdiction                         (IRS Employer
   of incorporation or organization)                  Identification Number)


      1189 Iowa Avenue, Riverside, California                     92507
      --------------------------------------------------------------------
      (Address of Principal Executive Offices)                  (Zip Code)


                                 (909) 779-6766
               --------------------------------------------------
              (Registrant's telephone number, including area code)



         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.     DISPOSITION OF ASSETS.

On October 7, 2003, Temtex Industries, Inc. (the "Company") sold substantially all of the Company's assets, including the assets of its subsidiaries, to CFM Corporation for an aggregate purchase price (the "Purchase Price") of Seven Million Dollars ($7,000,000) in cash. This transaction was consummated pursuant to an Asset Purchase Agreement, dated as of September 22, 2003, and approved by the United States Bankruptcy Court, Central Division of California, Riverside Division (the "Bankruptcy Court") on October 7, 2003.

As ordered by the Bankruptcy Court, certain portions of the Purchase Price were paid by CFM Corporation directly to the secured creditors of the Company and an additional portion of the Purchase Price was reserved to satisfy certain priority and contingent claims. The Company believes that the remaining portion of the Purchase Price will be insufficient to fully satisfy its outstanding unsecured creditor claims, and, as such, the Company believes that its outstanding stock is without value.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a)  Not applicable

           (b)  Not applicable

           (c)  Not applicable

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               TEMTEX INDUSTRIES, INC.


Dated: October 8, 2003                     By:     /s/ David Dalton
                                                   -----------------------------
                                                   David Dalton
                                                   Chief Executive Officer